Exhibit 99.1
The Emerging Regional Bank of the Mid-South.

Cautionary Statements Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "foresee," "may," "might," "will," "intend," "could," "would," or "plan," or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to redevelopment in Ocean Springs, Biloxi and other communities that BancorpSouth serves, considerations for investing in BancorpSouth, the implementation and impact of Check 21, competitive advantages, dividends, BancorpSouth's geographic footprint and markets, net interest margin, the aggregate impact of Hurricane Katrina on BancorpSouth's financial products and services, future acquisitions and BancorpSouth's future growth and profitability. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, the rate of economic recovery in the areas affected by Hurricane Katrina, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to fund growth with lower cost liabilities, the ability of BancorpSouth to maintain credit quality, the ability of BancorpSouth to provide and market competitive services and products, the ability of BancorpSouth to diversify revenue, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, changes in BancorpSouth's operating or expansion strategy, changes in economic conditions and asset quality and cost controls, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to balance interest rate, credit, liquidity and capital risks, the ability of BancorpSouth's borrowers to repay loans, changes in laws and regulations affecting financial institutions, the ability of BancorpSouth to identify and effectively integrate potential acquisitions, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, geographic concentrations of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to compete with other financial services companies, possible adverse rulings, judgments, settlements and other outcomes of pending or threatened litigation or tax assessments, other factors generally understood to affect the financial condition or results of financial services companies and other factors detailed from time to time in BancorpSouth's press releases and filing s with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this presentation.

Profile $11.1 billion in assets Six-state financial holding company 260 locations Provides comprehensive line of financial products and services to individuals and small/mid-size businesses Traditional banking services and non-interest products $1.7 billion market capitalization

Ocean Springs Ocean Springs

Ocean Springs Ocean Springs

Biloxi Biloxi

Key Investment Considerations Unique market presence Focused on retail customers and small/mid-size business High degree of local authority Leverage our size to support local offices Comprehensive array of products and services Substantial investment in technology Solid capital position Shareholder value focus

Check 21 at BXS First bank in nation to implement multiple exchange networks* First bank in nation to implement multiple image exchange networks Federal Reserve Endpoint Exchange Viewpoint Peer to Peer Presenting over 10% of our items electronically to Fed Accelerated collection of items Remote image capture Lower expenses to process exceptions and returns *Source: FedFocus, November 2005, Federal Reserve Bank

Check 21 at BXS Benefits Achieved Accelerated collection of $25 million/day in transit items Accelerated payment of $8 million/day in BXS items Reduction of more than $250,000/year in transportation expense Reduction of more than $150,000/year in transit item fees.

Competitive Advantage Remote Check Capture Service Enhanced Non-interest Products

Defining Characteristics High credit quality Strong capital position

Dividend History

SIX-STATE FOOTPRINT

NEW BXS MARKETS

Financial Review Nash Allen Chief Financial Officer

Net Interest Margin

Selected Financial Data Dollars in thousands except book net income value per share

Selected Financial Data Dollars in thousands except book net income value per share

Katrina Related Impact Dollars in thousands except book value per share

Earnings Per Share 0.39 Impact of Hurricane Katrina

James Kelley President Chief Operating Officer

BancorpSouth Insurance June 1999-Stewart Sneed Hewes October 2000-Pittman Seay & Turner May 2003-Wright & Percy August 2003-Ramsey Krug Farrell & Lensing

Insurance Markets Bank Locations Insurance Locations

Insurance Commission Revenue 2000 2002 2002 2003 2004 16034000 20422000 23604000 39749000 56338000 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 58,103,000 39,749,000 23,604,000 20,422,000 16,034,000 $ $ $ $ $

2004 Insurance Premium Volume Surety Commercial Lines Personal Lines Life & Health Total Premiums Written 11,930,000 293,000,000 26,400,000 121,900,000 453,230,000 $ $ $ $ $ (By Product Lines) Other $ 3,131,000

Selected Holding Companies Ranked by Insurance Revenues Wells Fargo & Company, San Francisco CA Rank (In hundreds) BB&T Corporation, Winston-Salem, NC Wachovia Corporation, Charlotte, NC Regions Financial Corp., Birmingham, AL SunTrust Banks, Inc., Atlanta, GA BancorpSouth, Inc., Tupelo, MS 1 4 6 12 20 21 $1,193,000 $619,055 $319,000 $86,001 $59,848 $58,103 Source: American Bankers Insurance Association 2004

Loan Portfolio

Our Strategy Achieve aggressive loan growth goals Maintain asset quality levels Consistently low levels of non-performing assets and loan losses

Non-Performing Assets Non-Accrual Loans (Dollars in thousands unless indicated otherwise) Loans 90+Days Past Due & Restructured Loans TOTAL Other Real Estate Net Charge-Offs (annualized) Provision for Credit Losses (In hundreds) 9/30/04 20,675 19,413 $13,843 $53,931 0.30% $12,381 9/30/05 13,539 $ 8,103 15,357 $36,999 0.25% $22,492

3rd Quarter 2005 Non-performing loans decreased 34.9% from 9/30/04 to 9/30/05 Reserve coverage for non-performing loans increased to 4.2x at 9/30/05 from 2.5x at 9/30/04 Annual net charge offs were 0.27% of average loans and leases in 3Q05 0.25% for 3Q04 0.26% for 2Q05

3rd Quarter 2005 Provision for credit losses increased to $14.7 million for 3Q05 $3.5 million for 3Q04 $3 million for 2Q05 Included in the 3Q05 provision is $10.4 million related to Hurricane Katrina Allowance for credit losses increased to 1.43% of loans and leases at 9/30/05 1.38% for 3Q04 1.29% for 2Q05

Loan Growth Loans increased 8.9% to $7.1 billion at 9/30/05 from $6.5 billion at 9/30/04 About half was result of acquisitions in 4Q04 -Brentwood, TN -Baton Rouge, LA De novo offices -Longview, TX -Lufkin, TX -Baldwin County, AL -NW Arkansas MSA Excellent lending opportunities

Continued Growth Birmingham Memphis Shreveport Brentwood, TN Jackson, MS Mississippi Gulf Coast (existing markets)